Exhibit 99.1

Industrial Services of America, Inc.
Announces Fourth Quarter and 2012 Results

LOUISVILLE, KY. (April 1, 2013) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage waste, today announced financial results for the year and fourth quarter ended December 31, 2012.

Revenue for 2012 was $194.2 million compared with $277.2 million in 2011. Net loss for 2012 was $(6.6) million, or $(0.95) per diluted share, which included a non-cash impairment charge to goodwill of $3.9 million, net of income tax, compared with net loss of $(3.9) million, or $(0.56) per diluted share for 2011. Excluding the goodwill impairment, the net loss for 2012 would have been $(2.7) million, net of income tax, or $(0.39) per diluted share.

Revenue for the fourth quarter of 2012 was $37.0 million compared with $50.0 million in the fourth quarter of 2011. Net loss for the fourth quarter of 2012 was $(4.5) million, or $(0.65) on a per diluted share basis, which included a non-cash impairment charge to goodwill of $3.9 million, net of income tax, compared with a net loss of $(1.8) million, or $(0.26) per diluted share, for the comparable period in 2011.

The Company continues to manage its way through a challenging market environment. During 2012, ISA reduced overhead costs by approximately $3.4 million in an effort to adjust capacity to match the reduction in scrap processing volumes in the eastern U.S. The market remains intensely competitive for scrap materials.

Key Highlights 2012

•
ISA launched its Pick.Pull.Save retail auto parts division in July. This division has gained significant market traction, operating on 15 acres at ISA's headquarters facility and maintaining over 1,200 autos in inventory.

•	ISA's shredder has benefited from higher quality product inflow as a result of scrap flows from the Pick.Pull.Save operation, which is adjacent to the shredder.

•	The Company has used excess cash to reduce its term debt ahead of schedule.

ISA was recently recognized by the Institute of Scrap Recycling Industries ("ISRI"), the scrap industry's leading trade group, as a leader in the safe and efficient operation of its fleet of equipment.

Key Financial Highlights

•	Earnings Before Interest, Taxes, Depreciation, Amortization and Impairment charges ("Adjusted EBITDA") for the year ended December 31, 2012 was $2.3 million.

•	Current ratio at December 31, 2012 was 3.9 to 1.

•	Working capital as of December 31, 2012 was $25.1 million.

•	Credit facility and term debt extended through April 30, 2014.

ISA's SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA
Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets. Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

Industrial Services of America, Inc. and Subsidiaries
Consolidated Statements of Income

	THREE MONTHS ENDED		YEAR ENDED
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Revenue from services	$1,401,154	$1,215,224	$5,087,555	$5,279,411
Revenue from product sales	35,571,876	48,768,999	189,144,375	271,933,501
Total revenue	36,973,030	49,984,223	194,231,930	277,212,912

Cost of goods sold for services	1,322,377	1,133,552	4,655,469	4,716,484
Cost of goods sold for product sales	33,649,648	48,675,644	180,344,790	260,775,526
Inventory adjustment for lower of cost or market	—	—	—	3,441,140
Total cost of goods sold	34,972,025	49,809,196	185,000,259	268,933,150

Provision for employee terminations and severances	—	—	228,400	—
Other selling, general and administrative expense	2,654,930	3,103,385	11,196,562	12,394,075
Total selling, general and administrative expense	2,654,930	3,103,385	11,424,962	12,394,075

Impairment loss, goodwill	6,840,046	—	6,840,046	—

Loss before other income (expense)	(7,493,971)	(2,928,358)	(9,033,337)	(4,114,313)

Other income (expense)
Interest expense	(372,461)	(423,125)	(1,797,421)	(2,367,944)
Interest income	481	3,339	9,075	18,865
Gain on sale of assets	11,809	(4,156)	46,667	107,148
Other income (loss)	81	91,815	21	(566,028)
	(360,090)	(332,127)	(1,741,658)	(2,807,959)

Loss before income taxes	(7,854,061)	(3,260,485)	(10,774,995)	(6,922,272)

Income tax benefit	(3,350,923)	(1,436,318)	(4,154,505)	(3,041,456)

Net loss	$(4,503,138)	$(1,824,167)	$(6,620,490)	$(3,880,816)

Basic loss per share	$(0.65)	$(0.26)	$(0.95)	$(0.56)
Diluted loss per share	$(0.65)	$(0.26)	$(0.95)	$(0.56)

Weighted shares outstanding:
Basic:	6,944,267	6,940,517	6,943,253	6,926,870
Diluted:	6,944,267	6,940,517	6,943,253	6,926,870

INDUSTRIAL SERVICES OF AMERICA, INC.
SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of Adjusted Net Loss and Earnings Per Share:

The following table reconciles the Company's adjusted net loss and earnings per share (basic and diluted) to net loss and earnings per share as reported in accordance with GAAP ($ in thousands, except per share data):

	Three months ended	Per share amount	Year ended	Per share amount
	December 31, 2012		December 31, 2012
Net loss as reported	$(4,503)	$(0.65)	$(6,620)	$(0.95)
Impairment charges, net of income taxes	3,899	0.56	3,899	0.56
Net loss as adjusted	$(604)	$(0.09)	$(2,721)	$(0.39)

Reconciliation of Adjusted EBITDA (1):

	Three Months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Net loss	$(4,503,138)	$(1,824,167)	$(6,620,490)	$(3,880,816)
Interest expense	372,461	423,125	1,797,421	2,367,944
Income tax benefit	(3,350,923)	(1,436,318)	(4,154,505)	(3,041,456)
Impairment loss, goodwill	6,840,046	—	6,840,046	—
Depreciation	884,018	942,397	3,651,353	3,767,110
Amortization	187,500	187,500	750,000	750,000
Adjusted EBITDA (1)	$429,964	$(1,707,463)	$2,263,825	$(37,218)

(1) Adjusted EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation, amortization, and impairment charges. The Company uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, we believe the Adjusted EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company. Additionally, years of service for fixed assets and amortizable assets are based on company judgment. Finally, companies have several ways of raising capital which can affect interest expense. We believe the presentation of Adjusted EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville, Kentucky
Harry Kletter or Alan Gildenberg, 502-366-3452, hklet@isa-inc.com, http://www.isa-inc.com/.